SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 07, 2003

MEDICSIGHT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom

(Address of Principal Executive Offices)                     (Zip Code)

011-44 20 7598-4070

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)(1)

(i)                                     The Company’s auditors, BDO Stoy Hayward, resigned as the Company’s auditors on November 7, 2003.

(ii)                                  The report of BDO Stoy Hayward on the Company’s financial statements for the fiscal years ended December 31, 2002 and December 31, 2001contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principle.

(iii)                               Not applicable.

(iv)                              During the fiscal years ended December 31, 2002 and December 31, 2001 and the interim period up to November 7, 2003 there were no disagreements between the Company and BDO Stoy Hayward on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Stoy Hayward, would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report.

(v)                                 During the recent interim period, the Company disclosed to the auditors that they believe a restatement of a previously recorded transaction may be possible. However the Company has not reached any conclusion beyond that there is no material effect on the revenues, operations and cashflows of the Company of such a restatement, nor have we provided additional substantial information to BDO Stoy Hayward.

Information on the nature of the transaction and effect of any potential restatement follows:

Nature of the transaction.

The transaction possibly affected is the valuation of the second tranche of shares issued to Nightingale Technologies Ltd (“Nightingale”) by Medicsight, PLC (“PLC”) on behalf of Medicsight, Inc (“Company”) as part of the acquisition of HTTP Insights Ltd in 2000. It has been reported as follows in our filings:

“Subsequent to September 30, 2001, upon agreement with Nightingale, the seller of Insights, and in variance of the conditions precedent set forth in the original agreement, the parties agreed on November 22, 2001 that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight PLC to Nightingale. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight PLC to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. The second tranche was valued at $21,832,000 based on the share price of stock being allotted by Medicsight.”

The Company now believes that the initial valuation under US GAAP may be incorrect because to settle an outstanding Loan Note payable to the Company by PLC of £3.659 million ($5.324m) in November, 2001, PLC agreed to issue 73,868,582 shares at par (£0.05 ($0.07)). At the request of the Company, PLC issued the stock in two tranches: 58,868,582 shares to the Company and 15,000,000 shares to Nightingale. At the same board meeting PLC went on to issue a further 1 million shares (par value £0.05 ($0.07)) to the Company at par following a subscription of £50,000 ($72,750) in cash.

Subsequently the directors of PLC have sought and obtained UK Legal Counsel’s Opinion that concludes that the fair value of the shares was £0.05 ($0.07) and not £1.00 ($1.455) in line with management’s expectations.

The directors of the Company have engaged an independent valuer to establish a valuation based on the principals of US GAAP.  This report has not yet been finalised but a recent draft points to a fair value of £0.05 ($0.07) per share.

Effects of any potential restatement

Any potential restatement of the value of the 15 million shares will only affect Goodwill and Additional Paid-In Capital. If there was a restatement in the valuation of the 15 million PLC shares issued to Nightingale then the financial statements would be adjusted as follows:

	Reported	Adjustment	Pro Forma	Reported	Adjustment	Pro Forma
	Dec 31, 2001	Dec 31, 2001	Dec 31, 2001	Dec 31, 2002	Dec 31, 2002	Dec 31, 2002
	$’000	$’000	$’000	$’000	$’000	$’000

ASSETS

Goodwill	88,919	(20,741)	68,178	100,119	(20,741)	79,378

STOCKHOLDER’S EQUITY

APIC	166,337	(20,741)	145,596	182,897	(20,741)	162,156

As this potential restatement only affects the value of Goodwill and APIC there is no effect in the operations, revenues or cash flows of the Company.

(a)(2) Not applicable.

(a)(3) The registrant has requested that BDO Stoy Hayward furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in (a)(1) above. A copy of such a letter dated December 23, 2003 is filed as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

© EXHIBITS

EXHIBIT 16 Letter, dated December 23, 2003, from BDO Stoy Hayward to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer
Date: December 23, 2003